Exhibit 99.1

FOR IMMEDIATE RELEASE:	Contact:	Todd Steele/WPT CFO: 323-850-2888 investorrelations@worldpokertour.com

Jackie Lapin/WPT Media Relations: 818-707-1473 JackieLapin@cs.com

WPT ENTERPRISES, INC. ANNOUNCES RESULTS FOR
THIRD QUARTER 2004

(West Hollywood, CA) November 4, 2004 – WPT Enterprises, Inc. (NASDAQ: WPTE) announced results today for the third quarter ended October 3, 2004. Revenue for the three months ended October 3, 2004 totaled $3.0 million, compared to $0.4 million in the prior year period. Net loss for the quarter was $0.5 million and basic and diluted losses were $0.03 per share. This compares with a net loss of $0.4 million and basic and diluted losses of $0.03 per share for the quarter ended September 28, 2003.

Revenues for the current and prior year quarters were derived primarily from television license fees related to the WORLD POKER TOUR ® (WPT) series. The increase in revenue is primarily due to an increase in the number of episodes delivered to the Travel Channel, LLC (TRV) during the third quarter of 2004 compared to the number of episodes delivered to TRV during the third quarter of 2003. The WORLD POKER TOUR airs on Travel Channel Wednesday nights at 9 PM ET/PT. Also contributing to the increase was revenue of approximately $0.6 million related to international television licensing, product licensing, host fees, sponsorship, and merchandise included in total revenue for the three months ended October 3, 2004. In April 2004, TRV exercised its option to broadcast Season Three, the first of a possible five additional seasons of WORLD POKER TOUR covered by the option. WPT Season Three episodes are currently in production, and are scheduled to begin airing in March 2005. WPT receives fixed license payments from TRV subject to satisfaction of production milestones and other conditions. Domestic television license revenue is recognized upon delivery of completed episodes to TRV.

Production costs increased from $0.3 million for the three months ended September 28, 2003 to $1.9 million for the three months ended October 3, 2004. The increase in production costs is primarily due to an increase in the number of episodes delivered to TRV during the third quarter of 2004 compared to the number of episodes delivered to TRV during the third quarter of 2003. Overall gross margins were 35% for the three months ended October 3, 2004 compared to 26% for the three months ended September 28, 2003. The higher gross margins in the current year period were due primarily to higher international television and product licensing revenues in 2004 compared to the same quarter in 2003.

Selling and administrative expenses increased from $0.5 million for the three months ended September 28, 2003 to $1.5 million for the three months ended October 3, 2004. This increase is primarily due to additional legal and consulting fees incurred during the 2004 period associated with business development and an increase in payroll costs resulting from growth related to becoming an independent public company.

WPTE completed its initial public offering on August 13, 2004, at which time WPTE sold 4,000,000 shares of common stock with WPTE receiving proceeds of approximately $28.5 million, net of estimated offering expenses and underwriting discounts. On September 17, 2004, the company’s underwriters exercised their over-allotment option to acquire an additional 600,000 common shares, resulting in additional net proceeds of $4.4 million to WPTE. Net proceeds from the offering, other than $0.2 million used to repay amounts outstanding under WPTE’s promissory note to its majority stockholder, have been used and are expected to be used for working capital and to expand WPTE’s entertainment production business. At the end of the quarter, WPTE had cash, cash equivalents, and short-term investments of $33.6 million.

“We executed well this past quarter,” commented Steve Lipscomb, President of WPT Enterprises, Inc. “We completed our initial public offering, expanded our international distribution, and introduced branded consumer products to the marketplace in time for the holidays. As the WORLD POKER TOUR continues its strong run with Season Three, we remain equally excited about the extension of the WORLD POKER TOUR brand into new business opportunities outside of the world of television.”

WPT Enterprises, Inc. common shares are traded on the NASDAQ National Market under the trading symbol “WPTE”.

ABOUT WPT ENTERPRISES, INC.

WPT Enterprises, Inc. (NASDAQ: WPTE) is a media and entertainment company engaged in the creation of branded entertainment through the development, production and marketing of televised programming based on poker and other gaming themes. To date, operations have principally revolved around the creation of the World Poker Tour brand through the production and licensing of a reality television series exhibited on the Travel Channel that is based on a circuit of previously-established high-stakes poker tournaments that has been affiliated under the “World Poker Tour” brand. WPT Enterprises, Inc. is a majority owned subsidiary of Lakes Entertainment, Inc. (NASDAQ: LACO).

(WPTEF)

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by WPT Enterprises, Inc.) contains statements that are forward-looking, such as statements relating to the expansion of WPT’s brand licensing, the development of new television and film projects, the development of WPT corporate sponsors and other business development activities, as well as statements regarding other capital spending, financing sources and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of WPT. These risks and uncertainties include, but are not limited to, WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that our television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review WPT’s filings with the Securities and Exchange Commission.

Editors Note: 300 dpi downloadable images available at
www.media.worldpokertour.com.

WPT ENTERPRISES, INC.
Balance Sheets
(In thousands)
(Unaudited)

	October 3, 2004	December 28, 2003
Assets
Current Assets:
Cash and cash equivalents	$27,603	$—
Short-term investments	6,013	—
Accounts receivable, net	485	332
Income taxes receivable	150	—
Inventory	10	10
Television Costs	1,155	1,979
Other current assets	618	113

Total Current Assets	36,034	2,434

Property and Equipment-Net	479	112

Other Assets:
Cash and cash equivalents-restricted	244	—
Investments	207	—

Total Other Assets	451	—

Total Assets	$36,964	$2,546

Liabilities and Shareholders’ Equity
Current Liabilities:
Outstanding checks in excess of bank balance	$—	$184
Accounts payable	574	74
Due to parent	53	240
Deferred revenue	4,067	505
Accrued payroll and related	49	40
Accrued expenses	230	243

Total Current Liabilities	4,973	1,286

Note Payable to Parent	—	3,429

Total Liabilities	4,973	4,715

Common Shares Subject to Repurchase	608	—
Commitments and Contingencies
Shareholders’ Equity
Class A Units — par value of $.001
Authorized 93 units; 93 issued and outstanding	—	119
Class B Units — par value of $1.28
Authorized 7 units; 0 issued and outstanding	—	—
Common Stock, $0.001 par value authorized 100,000 shares; 19,480 issued and outstanding	19	—
Additional paid-in-capital	32,115	361
Accumulated deficit	(746)	(2,637)
Accumulated other comprehensive earnings	3	—
Deferred compensation	(8)	(12)

Total Shareholders’ Equity	31,383	(2,169)

Total Liabilities and Shareholders’ Equity	$36,964	$2,546

WPT ENTERPRISES, INC.
Statements of Loss
(In thousands, except earnings per share)

	(Unaudited)
	Three Months Ended
	October 3, 2004	September 28, 2003
Revenues:
License fees:
Domestic Television	$2,350	$334
International Television	345	—
Product Licensing	159	—

Total License fees	2,854	334
Host fee	50	—
Sponsorship	42	—
Merchandise	28	43

Total Revenues	2,974	377

Cost of Revenues	1,942	280

Gross Profit	1,032	97
Expenses:
Selling and administrative	1,508	486
Depreciation	44	24

Total Expenses	1,552	510

Loss From Operations	(520)	(413)

Other Income (Expense):
Interest	52	(29)

Net Loss	($468)	($442)

Net Earnings Per Common Share — Basic	($0.03)	($0.03)

Net Earnings Per Common Share — Diluted	($0.03)	($0.03)

Weighted Average Common Shares Outstanding — Basic	16,748	13,360

Dilutive Effect of Restricted Stock	—	—
Dilutive Effect of Stock Options	—	—

Weighted Average Common Shares Outstanding — Diluted	16,748	13,360

WPT ENTERPRISES, INC.
Statements of Earnings
(In thousands, except earnings per share)

	(Unaudited)
	Nine Months Ended
	October 3, 2004	September 28, 2003
Revenues:
License fees:
Domestic Television	$9,545	$3,584
International Television	510	—
Product Licensing	212	—

Total License fees	10,267	3,584
Host fee	850	250
Sponsorship	510	—
Merchandise	205	47

Total Revenues	11,832	3,881

Cost of Revenues	7,059	2,370

Gross Profit	4,773	1,511
Expenses:
Selling and administrative	3,473	1,193
Depreciation	111	63

Total Expenses	3,584	1,256

Earnings From Operations	1,189	255

Other Income (Expense):
Interest	22	(103)

Net Earnings	$1,211	$152

Net Earnings Per Common Share — Basic	$0.08	$0.01

Net Earnings Per Common Share — Diluted	$0.07	$0.01

Weighted Average Common Shares Outstanding — Basic	14,868	13,164

Dilutive Effect of Restricted Stock	1,333	1,931
Dilutive Effect of Stock Options	684	901
Dilutive Effect of Common Shares Subject to Repurchase	15	—

Weighted Average Common Shares Outstanding — Diluted	16,900	15,996